Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

The following description of the common stock, $0.01 par value per share, of FirstCash Holdings, Inc. (the “Company,” “us,” “we,” or “our”), is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to our Current Report on Form 8-K filed with the SEC on December 16, 2021 and are incorporated by reference herein, as well as the applicable provisions of the Delaware General Corporation Law. We encourage you to carefully review our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law, for additional information.

General

Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Voting Rights

Each share of our common stock is entitled to one vote per share of record on all matters to be voted upon by our stockholders. Generally, a matter submitted for stockholder action shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. Other than in a contested election where directors are elected by a plurality vote, each nominee for director shall be elected by the vote of the majority of the votes cast, in person or by proxy, with respect to the director nominee at the meeting.

Dividends

Subject to the preferential rights of the holders of any preferred stock that may at the time be outstanding, each share of common stock will entitle the holder of that share to an equal and ratable right to receive dividends or other distributions if declared from time to time by our board of directors and if there are sufficient funds to legally pay a dividend.

Rights Upon Liquidation

In the event of the Company’s liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding.

Other Rights

Holders of our common stock have no preemptive or redemption rights and will not be subject to further calls or assessments by the Company.

Preferred Stock

The authorized preferred stock will be available for issuance from, time to time, at the discretion of our board of directors without stockholder approval. Our board of directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the number of votes, if any, to which the shares in that series are entitled, the consideration for the shares in that series and the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of our common stock and could adversely affect holders of our common stock by delaying or preventing a change in control of the Company, making removal of the Company’s management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of our common stock.

Certain Provisions That May Have an Anti-Takeover Effect

Certain other provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. These provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change in control of the Company, although these proposals, if made, might be considered desirable by a majority of the Company’s stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management without the concurrence of our board of directors. These provisions include:

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The division of our board of directors into three classes serving staggered terms of office of three years. With a classified board of directors, it would generally take a majority stockholder two annual meetings of stockholders to elect a majority of the board of directors. As a result, a classified board may discourage proxy contests for the election of directors or purchases of a substantial block of stock because it could operate to prevent obtaining control of the board in a relatively short period of time.

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A prohibition of stockholder action by written consent of stockholders. Action by written consent may, in some circumstances, permit the taking of stockholders’ action opposed by the board of directors more rapidly than would be possible if a meeting of stockholders were required. The prohibition contained in the amended and restated certificate of incorporation will restrict the ability of controlling stockholders to take action at any time other than at an annual meeting and will generally force a takeover bidder to negotiate directly with the board of directors.

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Permitting only the Company’s board of directors, a duly authorized committee of the board of directors, the chairman or the vice chairman of our board of directors or the chief executive officer to call a special meeting of the Company’s stockholders. This provision could prevent a stockholder from, among other things, calling a special meeting of stockholders to consider the stockholder’s proposed slate of directors or a transaction that might result in a change of control of the corporation.

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An advance notice procedure with regard to stockholder nomination of candidates for election as directors and other business to be brought before an annual meeting of our stockholders. Although our amended and restated bylaws will not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or other proposals for action, these advance notice procedures may have the effect of precluding a contest for the election of directors or the consideration of other stockholder proposals if the established procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve another proposal without regard to whether consideration of those nominees or proposals might be harmful or beneficial to the Company and our stockholders.

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Elimination, subject to certain exceptions, of the personal liability of directors of the Company for monetary damages for breaches of fiduciary duty by such directors. The amended and restated certificate of incorporation will not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions, or (iv) any transaction from which such director derives an improper personal benefit. This provision of the amended and restated certificate of incorporation will limit the remedies available to a stockholder who is dissatisfied with a decision of the board of directors protected by this provision, and such stockholder’s only remedy in that circumstance may be to bring a suit to prevent the action of the board. In many situations, this remedy may not be effective, as for example when stockholders are not aware of a transaction or an event prior to board action in respect of such transaction or event. In these cases, the stockholders and the corporation could be injured by the board’s decision and have no effective remedy.

•	Permitting the removal of directors only for cause by a vote of the holders of a majority of the outstanding shares of stock entitled to vote in an election of directors.

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Permitting the board of directors, in evaluating any takeover offer, to consider all relevant factors, including the potential economic and social impact of the offer on our stockholders, employees, customers, creditors, the communities in which the Company operates and any other factors the directors consider pertinent. Once the board, in exercising its business judgment, has determined that a proposed action is not in the best interests of the Company, it has no duty to remove any barriers to the success of the action, including a shareholder rights plan.

Section 203 of the Delaware General Corporation Law

The Company is subject to Section 203 (“Section 203”) of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combinations with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless (i) before such date the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines business combination to include (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the interested stockholder of 10% or more of assets of the corporation, (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such an entity or person.

Section 203 may delay, prevent or make more difficult certain unsolicited acquisitions, tender offers or changes of control of the Company and also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interest.

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